                                                                EXHIBIT 3ii


                         BY-LAWS
                            OF

                   HON INDUSTRIES Inc.


          Adopted on September 7, 1960.  Amended on
     April 23, 1964, April 28, 1966, August 13, 1969,
     April 15, 1970, February 12, 1976, July 23, 1976,
     January 11, 1977, February 13, 1977, April 18, 1977,
     July 28, 1977, July 29, 1977, October 27, 1977,
     February 27, 1978, February 19, 1979, August 1, 1979,
     March 3, 1980, April 30, 1980, October 29, 1980,
     August 3, 1982, January 31, 1983, October 31, 1983,
     October 30, 1984, February 5, 1985, May 6, 1985,
     February 4, 1986, August 5, 1986, February 15, 1988, July 7, 1988, March 13, 1990, February 11, 1991,
     April 29, 1991, July 29, 1991, May 5, 1992, November 2,
     1992, May 11, 1993, February 14, 1994, May 10, 1994,
     November 13, 1995, and May 14, 1996.


        ARTICLE 1.  OFFICES AND PLACES OF BUSINESS
        ------------------------------------------

     Section 1.01. Principal Place of Business. The prin- IBCA Sec. cipal place of business of the Corporation shall be located 140(17),
in such place, within or without the State of Iowa, as       501, 1602
shall be fixed by or pursuant to authority granted by the Board of Directors from time to time.

     Section 1.02.  Registered Office.  The registered       IBCA Sec.
office of the Corporation required by the Iowa Business      501, 502
Corporation Act to be maintained in the State of Iowa may
be, but need not be, the same as its principal place of      Articles of
business.  The registered office may be changed from time    Incorporation
to time by the Board of Directors as provided by law.        Art. 5.

     Section 1.03.  Other Places.  The Corporation may       IBCA Sec.
conduct its business, carry on its operations, have          302(10)
offices, carry out any or all of its purposes, and exercise any or all of its powers anywhere in the world, within or without the State of Iowa.

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.01


                        ARTICLE 2.  SHAREHOLDERS
                        ------------------------

     Section 2.01.  Annual Meeting.  The annual meeting      IBCA Sec. 701
of the shareholders shall be held in each year at such time and place as shall be fixed by the Board of Directors or by the Chairman of the Board of Directors; provided, however, that the annual meeting shall not be scheduled on a legal holiday in the state where held. Any previously scheduled annual meeting may be postponed by resolution of the Board of Directors and on public notice given prior to the date previously scheduled for such annual meeting. At the annual meeting, the shareholders shall elect Directors as provided in Section 3.02 and may conduct any other business properly brought before the meeting. (As amended
4/23/64, 8/1/79, 10/31/83, and 4/29/91.)

     Section 2.02.  Special Meetings.  Special meetings      IBCA Sec.
of the shareholders, for any purpose or purposes, may        702
be called, and the time and place thereof fixed by the
Board of Directors or by the holders of not less than
one-tenth of the outstanding shares entitled to vote at
the meeting.  Business conducted at any special meeting      2.04
of shareholders shall be limited to the purposes stated in the notice of the meeting. Any previously scheduled special meeting of shareholders may be postponed by resolution of the Board of Directors and public notice given prior to the date previously scheduled for such special meeting of shareholders. (As amended 4/23/64, 8/1/79, and 4/29/91.)

     Section 2.03.  Place of Shareholders' Meetings.  Any    IBCA Sec.
annual meeting or special meeting of shareholders may be     701, 702
held at any place, either within or without the State of
Iowa.  The place of each meeting of shareholders shall be
fixed as provided in these By-laws, or by a waiver or        2.01, 2.02,
waivers of notice fixing the place of such meeting and       2.08, 2.14
signed by all shareholders entitled to vote at such
meeting.  If no designation is made of the place of a
meeting of shareholders, the place of meeting shall be
the registered office of the Corporation in the State        1.02
of Iowa.

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


      Section 2.04.  Notice of Shareholders' Meetings.       IBCA Sec. 705
Written or printed notice stating the place, day, and hour
of the meeting and, in case of a special meeting, the
purpose or purposes for which the meeting is called, shall
be delivered not less than ten days (unless a longer
period shall be required by law) nor more than sixty days
before the date of the meeting, either personally or by
mail, by or at the direction of the President, the Secre-
tary, or the officer or persons calling the meeting,
to each shareholder of record entitled to vote at such       5.06
meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. (As amended 4/29/91.)

     Section 2.05.  Closing of Transfer Books; Fixing of     IBCA Sec. 707
Record Date.  For the purpose of determining shareholders
entitled to notice of or to vote at any meeting of share-    5.06
holders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determi-nation of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of deter-mining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than fifteen days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors does not provide that the stock trans-fer books shall be closed and does not fix a record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or share-holders entitled to receive payment of a dividend, the record date for such determination of shareholders shall be seventy days prior to the date fixed for such meeting or

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


seventy days prior to the date of payment of such dividend,
as the case may be. When any record date is fixed for any determination of shareholders such determination of share-holders shall be made as of the close of business on the record date.  When a determination of shareholders entitled
to vote at any meeting of shareholders has been made as
provided in this Section, such determination shall apply to
any adjournment thereof.  (As amended 4/30/80, 8/3/82 and    2.08
4/29/91.)

     Section 2.06.  Voting List.  The officer or agent       IBCA Sec. 720
having charge of the stock transfer books for shares of
the Corporation shall make, at least ten days before each
meeting of shareholders, a complete list of the share-
holders entitled to vote at such meeting or any adjourn-
ment thereof, arranged in alphabetical order, with the
address of and the number of shares held by each, which
list, for a period of ten days prior to such meeting
shall be kept on file at the registered office of the        1.02
Corporation and shall be subject to inspection by any
shareholder at any time during usual business hours.  Such
list shall also be produced and kept open at the time and
place of the meeting and shall be subject to the inspec-
tion of any shareholder during the whole time of the meet-
ing.  The original stock transfer books shall be prima
facie evidence as to who are the shareholders entitled to    5.06
examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the re-quirements of this Section shall not affect the validity of any action taken at such meeting. (As amended 4/29/91.)

     Section 2.07.  Quorum of Shareholders.  Except as       IBCA Sec. 725,
otherwise expressly provided by the Articles of Incor-       726, 1001
poration or these By-laws, a majority of the outstanding     2.08, 2.09
common shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

     Section 2.08.  Adjourned Meetings.  Any meeting of
shareholders may be adjourned from time to time and to any
place, without further notice, by the chairman of the meeting or by the affirmative vote of the holders of a majority of
the outstanding common shares entitled to vote and repre-    IBCA Sec.

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

 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


sented at the meeting, even if less than a quorum.  At any   705, 707,
adjourned meeting at which a quorum shall be present, any    725
business may be transacted which might have been transacted 2.02, 2.04 at the meeting as originally notified. (As amended 4/29/91.) 2.05

     Section 2.09.  Vote Required for Action.  The vote      Articles of
required for the adoption of any motion or resolution or     Incorporation
the taking of any action at any meeting of shareholders      Sec. 4.08-4.12
shall be as provided in the Articles of Incorporation.
However, action may be taken on the following procedural
matters by the affirmative vote of the holders of a          IBCA Sec.
majority of the outstanding common shares entitled to        725, 726,
vote and represented at the meeting, even if less than a     727, 1021
quorum:  election or appointment of a Chairman or            2.13
temporary Secretary of the meeting (if necessary), or
adoption of any motion to adjourn or recess the meeting
or any proper amendment of any such motion.  Whenever the    2.08
minutes of any meeting of shareholders shall state that any motion or resolution was adopted or that any action was taken at such meeting of shareholders, such minutes shall be prima facie evidence that such motion or resolution was duly adopted or that such action was duly taken by the required vote, and such minutes need not state the number of shares voted for and against such motion, resolution, or action.

     Section 2.10.  Proxies.  At all meetings of share-      IBCA Sec.
holders, a shareholder entitled to vote may vote either in   721, 722,
person or by proxy executed in writing by the shareholder    728
or by his duly authorized attorney in fact. Each such proxy shall be filed with the Secretary of the Corpo-ration or the person acting as Secretary of the meeting, before or during the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.11.  Shareholders' Voting Rights.  Each       IBCA Sec. 721,
outstanding share entitled to vote shall be entitled to      722, 728
one vote on each matter submitted to a vote at a meeting     Articles of
of shareholders, except as otherwise provided in the         Incorporation
Articles of Incorporation.  Voting rights for the election   Sec. 4.08-
of Directors shall be as provided in Section 3.02 and in     4.12
the Articles of Incorporation.  (As amended 2/12/76.)        3.02, 3.03,

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


                                                             3.04
     Section 2.12.  Voting of Shares by Certain Holders.     IBCA Sec. 721,
Shares standing in the name of another corporation,          722, 728
domestic or foreign, may be voted by such officer, agent,
or proxy as the By-laws of such corporation may prescribe,
or, in the absence of such provision, as the Board of
Directors of such corporation may determine.
Shares held by an administrator, executor, guardian, or      IBCA Sec. 724
conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.
Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Section 2.13.  Organization.  The Chairman of the
Board of Directors or the Vice-Chairman or the President
or a Vice-President, as provided in these By-laws, shall     4.07, 4.08
preside at each meeting of shareholders; but if the Chair-
man of the Board of Directors, the Vice-Chairman, the
President, and each Vice-President shall be absent or
refuse to act, the shareholders may elect or appoint a
Chairman to preside at the meeting.  The Secretary or an
Assistant Secretary, as provided in these By-laws, shall
act as Secretary of each meeting of shareholders; but if     4.09, 4.11
the Secretary and each Assistant Secretary shall be absent

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


or refuse to act, the shareholders may elect or appoint a temporary Secretary to act as Secretary of the meeting.
(As amended 4/23/64 and 8/1/79.)

     Section 2.14.  Waiver of Notice by Shareholders.        IBCA Sec.
Whenever any notice whatsoever is required to be given to    706, 823
any shareholder of the Corporation under any provision of
law or the Articles of Incorporation or these By-laws, a
waiver thereof in writing signed by the person or persons    2.04
entitled to such notice, whether signed before or after the time of the meeting or event of which notice is re-quired, shall be deemed equivalent to the giving of such notice. Neither the business to be conducted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any waiver of notice of such meeting.
The attendance of any shareholder, in person or by proxy, at any meeting of shareholders shall constitute a waiver by such shareholder of any notice of such meeting to which such shareholder would otherwise be entitled, and shall constitute consent by such shareholder to the place, day, and hour of such meeting and all business which may be conducted at such meeting, unless such shareholder attends such meeting and objects at such meeting to any business conducted because the meeting is not lawfully called or convened. (As amended 4/29/91.)

     Section 2.15.  Postponement of Shareholders' Meetings.
Any meeting of the shareholders may be postponed prior to the record date by the Board of Directors or by the Chairman. Written or printed notice of the postponement shall be delivered not less than 10 days nor more than 60 days before the date set for the meeting, either personally or by mail to each shareholder of record entitled to vote.
If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. (As adopted 2/11/91.)

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


      Section 2.16.  Notice of Shareholder Business and
Nominations.

     (a)  Annual Meeting of Shareholders.

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or
     (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

          (2)  For nominations or other business to be
     properly brought before an annual meeting by a share-holder pursuant to Subsection 2.15(a)(1)(iii), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of shareholders;
     provided, however, that, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than ninety days prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth:

               (i)  as to each person whom the shareholder
          proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


          solicitations of proxies for election of Direc-tors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;
               (ii) as to any other business that the share-holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made; and

               (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder and of such benefi-cial owner as they appear on the Corporation's books, and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (3)  Notwithstanding anything in the second
     sentence of Subsection 2.15(a)(2) to the contrary, if the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all the nominees for Director or specifying the size of the increased Board of Directors at least seventy days prior to the first anniversary of the preceding year's annual meeting of shareholders, a shareholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which such public announcement is first made by the Corporation.

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


      (b) Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice pro-vided for in this By-law, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this By-law. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by Subsection 2.15(a)(2) is delivered to the Secretary at the principal executive offices of the Corporation no earlier than ninety days prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c)  General.

          (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Articles of Incorporation, or the By-laws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomi-nation or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

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 HON INDUSTRIES Inc.                                        BY-LAWS 2.04


           (2)  For purposes of this By-law, "public
     announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated
     Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section
     13, 14, or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. (As adopted 4/19/91.)

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


                     ARTICLE 3.  BOARD OF DIRECTORS
                     ------------------------------

     Section 3.01.  General Powers.  The business and        IBCA Sec. 801,
affairs of the Corporation shall be managed by its Board     830
of Directors.  The Board of Directors may exercise all
such powers of the Corporation and may do all such law-      4.07
ful acts and things as are not by law or the Articles        Articles of
of Incorporation or these By-laws expressly required to      Incorporation
be exercised or done by the shareholders.                    Art. 3

     Section 3.02.  Election of Directors.  Subject to       IBCA Sec. 803,
the Articles of Incorporation, the common shareholders       804
shall elect one class of Directors at each annual meeting
of shareholders.  At each election of Directors, each
common shareholder entitled to vote shall have the right
to vote, in person or by proxy, the number of common
shares owned by him and entitled to vote, for as many
persons as the number of the class to be elected.  Cum-      2.01, 2.11
ulative voting shall not be permitted. The election of Directors may be conducted by written ballot, but need not be conducted by written ballot unless required by a rule or motion adopted by the shareholders. (As amended
2/12/76.)

     Section 3.03.  Number, Terms, Classification, and       IBCA Sec. 802,
Qualifications.  Subject to the Articles of Incor-           803, 804, 805,
poration:                                                    806
          (a)  The number of Directors shall be eleven.
(As amended 10/29/80, 1/31/83, 2/5/85, 8/5/86, 3/13/90,
5/5/92, 11/2/92, 5/11/93, 2/14/94, 5/10/94, 11/13/95,
and 5/14/96.)

          (b)  The Directors shall be divided into three     Articles of
classes, each of which shall be as nearly equal in number    Incorporation
as possible.  The term of office of one class shall ex-      6.01, 6.03
pire in each year. At each annual meeting of the share-holders a number of Directors equal to the number of the class whose term expires at the annual meeting shall be elected for a term ending when Directors are elected at the third succeeding annual meeting. Section 6.03 of the Articles of Incorporation shall apply if there is a failure in any one or more years to elect one or more

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


Directors or to elect any class of Directors.  (As Amended
2/4/86.)

          (c)  The number of Directors may be increased      Articles of
or decreased from time to time by amendment of this          Incorporation
Section, but no decrease shall have the effect of short-     6.02
ening the term of any incumbent Director. Any new Direc-torships shall be assigned to classes, and any decrease in the number of Directors shall be scheduled, in such a manner that the three classes of Directors shall be as nearly equal in number as possible.

          (d) The term of each Director shall begin at the time of his election. Unless sooner removed as provided in the Articles of Incorporation or elected to fill a vacancy with a shorter unexpired term pursuant to Section 3.04, each Director shall serve for a term ending when Directors are elected at the third succeeding annual meeting of shareholders.

However, any Director may resign at any time by delivering his written resignation to the Chairman, Vice-Chairman, President, or Secretary of the Corporation. The resignation shall take effect immediately upon delivery, unless it states a later effective date. (As amended 8/1/79.)

          (e) Directors need not be residents of the State of Iowa or shareholders of the Corporation.
(As amended 4/23/64, 4/15/70, 2/12/76, 7/23/76, 1/11/77,
4/18/77, 7/28/77, 7/29/77, 2/27/78, and 2/4/86.)

     Section 3.04.  Vacancies in Board.  Any vacancy         IBCA Sec. 810
occurring in the Board of Directors for any reason, and
any Directorship to be filled by reason of an increase in    Articles of
the number of Directors, may be filled by the affirma-       Incorporation
tive vote of a majority of the Directors then in office      Sec. 4.08
even if less than a quorum (notwithstanding Sections 3.09    6.02
and 3.11). Except as otherwise provided in Section 6.03 of the Articles of Incorporation, a Director elected as provided in this Section shall be elected for the unex-pired term of his predecessor in office or the unexpired term of the class of Directors to which his new Director-ship is assigned. However, if a Director is elected to

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


fill a vacancy caused by the resignation of a predecessor
whose resignation has not yet become effective, the new      2.09
Director's term shall begin when his predecessor's resig-
nation becomes effective.  (As amended 4/23/64 and           3.03
2/12/76.)

     Section 3.05.  Regular Meetings.  A regular meeting     IBCA Sec. 820
of the Board of Directors may be held without notice other
than this Section, promptly after and at the same place      2.01, 2.02,
as each annual meeting of shareholders.                      2.08

Other regular meetings of the Board of Directors may be held at such time and at such places as shall be fixed by (or pursuant to authority granted by) resolution or motion adopted by the Board of Directors from time to time, with-out notice other than such resolution or motion. However, unless both the time and place of a regular meeting shall be fixed by the Board of Directors, notice of such meeting shall be given as provided in Section 3.08.

     Section 3.06.  Special Meetings.  Special meetings      IBCA Sec. 820
of the Board of Directors may be called, and the time and place thereof fixed, by the Chairman of the Board of Directors or the Vice-Chairman or the President or the Secretary or by a majority of the Directors then in office. (As amended 4/23/64 and 8/1/79.)

     Section 3.07.  Place of Meetings.  Any regular meet-    IBCA Sec. 820
ing or special meeting of the Board of Directors may be
held at any place, either within or without the State of
Iowa.  The place of each meeting of the Board of Directors   3.05, 3.06,
shall be fixed as provided in these By-laws, or by waiver    3.10, 3.16
or waivers of notice fixing the place of such meeting and
signed by all Directors then in office.  If no designation
is made of the place of a meeting of the Board of Direct-
ors, the place of meeting shall be the registered office of
the Corporation in the State of Iowa.                        1.02

     Section 3.08.  Notice of Special Meetings.  Written     IBCA Sec.
or printed notice stating the place, day, and hour of a      822(2)
special meeting of the Board of Directors shall be deliv-    3.16
ered to each Director not less than twenty-four hours be-fore the time of the meeting, either personally or by mail

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


or by telegram, by or at the direction of the President,
the Secretary, or the officer or persons calling the meet-
ing.  If mailed, such notice shall be deemed to be deliv-
ered when deposited in the United States  mail addressed
to the Director at his address as it appears on the
records of the Corporation, with postage thereon prepaid.    5.06
If given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, addressed to the Director at his address as it appears on the records of the Corporation. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting. (As amended 7/7/88.)

     Section 3.09.  Quorum.  Except as otherwise             IBCA Sec. 824
expressly provided by the Articles of Incorporation
or these By-laws, a majority of the number of Direc-
tors fixed by these By-laws shall constitute a quorum        3.04, 3.10,
at any meeting of the Board of Directors.                    3.11, 6.08,
                                                            6.09
     Section 3.10.  Adjourned Meetings.  Any meeting of
the Board of Directors may be adjourned from time to time and to any place, without further notice, by the affirma-tive vote of a majority of the Directors present at the meeting, even if less than a quorum. At any adjourned meeting at which a quorum shall be present, any business may be conducted which might have been transacted at the meeting as originally notified. (As amended 4/29/91.)

     Section 3.11.  Vote Required for Action.  Except as     IBCA Sec. 824
otherwise provided in these By-laws, the affirmative vote
of a majority of the number of Directors fixed by these
By-laws shall be required for and shall be sufficient for    3.04, 3.10
the adoption of any motion or resolution or the taking       6.08, 6.09
of any action at any meeting of the Board of Directors.
However, the following actions may be taken by the affirm-
ative vote of a majority of the Directors present at the
meeting, even if less than a quorum:  election or appoint-
ment of a Chairman or temporary Secretary of the meeting
(if necessary), or adoption of any motion to adjourn or      3.13
recess the meeting or any proper amendment of any such
motion.  Whenever the minutes of any meeting of the          3.10
Board of Directors shall state that any motion or resolu-

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


tion was adopted or that any action was taken at such meeting of the Board of Directors, such minutes shall be prima facie evidence that such motion or resolution was duly adopted or that such action was duly taken by the required vote, and such minutes need not state the number of Directors voting for and against such motion, resolu-tion, or action.

     Section 3.12.  Voting.  Each Director (including,       6.08, 6.09
without limiting the generality of the foregoing, any Director who is also an officer of the Corporation and any Director presiding at a meeting) may vote on any question at any meeting of the Board of Directors, except as other-wise expressly provided in these By-laws. (As amended
4/23/64.)

     Section 3.13.  Organization.  The Chairman of the
Board of Directors or the Vice-Chairman or the President
or a Vice-President, as provided in these By-laws, shall
preside at each meeting of the Board of Directors; but       4.07, 4.08
if the Chairman of the Board of Directors, the Vice-
Chairman, the President, and each Vice-President shall be
absent or refuse to act, the Board of Directors may elect
or appoint a Chairman to preside at the meeting.  The
Secretary or an Assistant Secretary, as provided in these
By-laws, shall act as Secretary of each meeting of the       4.09, 4.11
Board of Directors; but if the Secretary and each Assist-ant Secretary shall be absent or refuse to act, the Board of Directors may elect or appoint a temporary Secretary to act as Secretary of the meeting. (As amended 4/23/64 and 8/1/79.)

     Section 3.14.  Rules and Order of Business.  The        4.02
Board of Directors may adopt such rules and regulations, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, as the Board of Directors deems advisable for the conduct of its meetings. Except as otherwise expressly required by law or the Articles of Incorporation or these By-laws or such rules or regula-tions, meetings of the Board of Directors shall be con-ducted in accordance with Robert's Rules of Order, Revised
(as further revised from time to time). Unless otherwise determined by the Board of Directors, the order of busi-

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


ness at the first meeting of the Board of Directors held after each annual meeting of shareholders, and at other meetings of the Board of Directors to the extent applica-ble, shall be as follows:

          (1)  Roll call or other determination of
     attendance and quorum.

          (2)  Proof of notice of meeting.

          (3)  Reading and action upon minutes of
     preceding meeting and any other unapproved minutes.

          (4)  Report of President.

          (5)  Reports of other officers and committees.

          (6)  Election of officers.

          (7)  Unfinished business.

          (8)  New business.

          (9)  Adjournment.

Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meeting unless (a) specific and timely objection is made at the meeting and (b) the person complaining thereto sustains direct and material damage by reason of such failure.

     Section 3.15.  Presumption of Assent.  A Director       IBCA Sec. 824
of the Corporation who is present at a meeting of the
Board of Directors or a committee thereof at which action
on any corporate matter is taken, shall be presumed to       6.10, 6.11
have assented to the action taken unless his dissent shall
be entered in the minutes of the meeting or unless he
shall file his written dissent to such action with the
person acting as the Secretary of the meeting before the
adjournment thereof or shall forward such dissent by         3.16
registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the

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meeting.  Such right to dissent shall not apply to a
Director who voted in favor of such action.

     Section 3.16.  Waiver of Notice by Directors.           IBCA Sec. 823
Whenever any notice whatsoever is required to be given
to any Director of the Corporation under any provision
of law or the Articles of Incorporation or these By-laws,    3.05, 3.08
a waiver thereof in writing signed by the Director or
Directors entitled to such notice, whether signed before
or after the time of the meeting or event of which notice
is required, shall be deemed equivalent to the giving of
such notice.  Neither the business to be transacted at,
nor the purpose of, any meeting of the Board of Directors
need be specified in any waiver of notice of such meeting.
The attendance of any Director at any meeting of the Board
of Directors shall constitute a waiver by such Director of
any notice of such meeting to which such Director would
otherwise be entitled, and shall constitute consent by
such Director to the place, day, and hour of such meeting
and all business which may be conducted at such meeting,
unless such Director attends such meeting and objects at
such meeting to any business conducted because the meeting
is not lawfully called or convened.  (As amended 4/29/91.)   3.15

     Section 3.17.  Informal Action by Directors.  Any       IBCA Sec. 821
action required by law or the Articles of Incorporation or
these By-laws to be taken by vote of or at a meeting of
the Board of Directors, or any action which may or could
be taken at a meeting of the Board of Directors (or of a
committee of Directors), may be taken without a meeting      3.18
if a consent in writing setting forth the action so taken shall be signed by all of the Directors then in office (or all of the members of such committee, as the case may be).
Such consent shall have the same force and effect as unan-imous vote. The signing by each such Director (or by each member of such committee) of any one of several duplicate originals or copies of the instrument evidencing such con-sent shall be sufficient. The written instrument or in-struments evidencing such consent shall be filed with the Secretary, and shall be kept by the Secretary as part of the minutes of the Corporation. Such action shall be deemed taken on the date of such written instrument or instruments as stated therein, or on the date of such

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 HON INDUSTRIES Inc.                                        BY-LAWS 3.01


filing with the Secretary, whichever of such two dates occurs first. (As amended 4/23/64.)

     Section 3.18.  Committees.  The Board of Directors,     IBCA Sec. 825
by resolution adopted by the affirmative vote of a major-ity of the number of Directors fixed by Section 3.03, may designate one or more committees (including, without limiting the generality of the foregoing, an Executive
Committee).  Each committee shall consist of two or more
Directors elected or appointed by the Board of Directors.
To the extent provided in such resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, any such committee shall have and may exercise, when the Board of Directors is not in session, all the authority and powers of the Board of Directors. However, no committee shall have or exercise any authority prohibited by law.

No member of any committee shall continue to be a member thereof after he ceases to be a Director of the Corpo-ration.

Unless otherwise ordered by the Board of Directors, the affirmative vote or consent in writing of all members of a committee shall be required for the adoption of any motion or resolution or the taking of any action by any such com-mittee, except that an alternate member may take the place of any absent member to the extent hereinafter provided.

The Board of Directors may elect or appoint one or more
Directors as alternate members of any such committee.  Any
such alternate member may take the place of any absent
member, upon request by the Chairman of the Board of
Directors or the Vice-Chairman or the President or the
Chairman of such committee.  The vote or consent in writ-
ing of such alternate member in the absence of such member
shall have the same effect as the vote or consent in writ-
ing of such member.  (As amended 8/1/79.)                    3.17

The Board of Directors may at any time increase or decrease the number of members of any committee, fill vacancies therein, remove any member thereof, adopt rules and regula-tions therefor, or change the functions or terminate the

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existence thereof.  The designation of any committee and
the delegation thereto of authority shall not operate to     6.10, 6.11
relieve the Board of Directors or any Director of any responsibility imposed by law. (As amended 4/23/64.)

     Section 3.19.  Compensation.  The Board of Direc-       IBCA Sec.
tors may fix or provide for reasonable compensation of       811
any or all Directors for services rendered to the Cor-
poration as Directors, officers, or otherwise, including,    4.13, 6.08
without limiting the generality of the foregoing, payment of expenses of attendance at meetings of the Board of Directors or committees, payment of a fixed sum for atten-dance at each meeting of the Board of Directors or a com-mittee, salaries, bonuses, pensions, pension plans, pen-sion trusts, profit-sharing plans, stock bonus plans, stock option plans (subject to approval of the share-holders if required by law), and other incentive, insur-ance, and welfare plans, whether or not on account of prior services rendered to the Corporation. No such com-pensation shall preclude any Director from serving the Corporation in any other capacity and receiving compen-sation therefor.

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                          ARTICLE 4.  OFFICERS
                          --------------------

     Section 4.01.  Number and Designation.  The officers    IBCA Sec.
of the Corporation shall be a Chairman of the Board of       840
Directors, a Vice-Chairman, a President, one or more Vice-
Presidents, a Secretary, a Treasurer, one or more Assist-
ant Secretaries, one or more Assistant Treasurers, and       4.03
such other officers as the Board of Directors deems advis-able. (As amended 4/23/64 and 8/1/79.)

     Section 4.02.  Election or Appointment of Officers.     IBCA Sec.
At the first meeting of the Board of Directors held after    840
each annual meeting of shareholders, the Board of Dir-
ectors shall elect the officers specifically referred        3.11, 4.05
to in Section 4.01, shall appoint certified public
accountants to perform the annual audit, and shall elect
or appoint such other officers and agents as the Board
deems advisable.  If in any year the election of officers
does not take place at such meeting, such election shall
be held as soon thereafter as may be convenient.  In
addition, the Board of Directors may from time to time       4.06, 4.07
elect, appoint, or authorize any officer to appoint such
other officers and agents as the Board deems advisable.
Any election may be conducted by ballot, but need not be
conducted by ballot unless required by a rule, regulation,
or motion adopted by the Board of Directors.  (As amended    3.14
3/3/80.)

     Section 4.03.  Tenure and Qualifications.  Each
officer, unless sooner removed as provided in Section
4.04, shall hold office until his successor shall be elected or appointed and shall qualify. However, any officer may resign at any time by filing his written resignation with the President or Secretary of the Cor-poration; and such resignation shall take effect immedi-ately upon such filing, unless a later effective date is stated therein. Officers need not be residents of the State of Iowa or Directors or shareholders of the Cor-poration. Any two or more offices may be held by the same person.

     Section 4.04.  Removal.  Any officer or agent of the    IBCA Sec. 843
Corporation may be removed by the Board of Directors when-

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ever in its judgment the best interests of the Corporation
will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4.05.  Vacancies.  Any vacancy occurring in
any office for any reason may be filled by the Board of      4.03
of Directors.

     Section 4.06.  Duties and Powers of Officers.           IBCA Sec.
Except as otherwise expressly provided by law or the         841
Articles of Incorporation or these By-laws, the duties       45
and powers of all officers and agents of the Corporation shall be determined and defined from time to time by the Board of Directors. Unless otherwise determined by the Board of Directors, the officers referred to in the fol-lowing Sections shall have the duties and powers set forth in the following Sections, in addition to all duties and powers of such officers prescribed by law or by the Articles of Incorporation or other provisions of these By-laws. However, the Board of Directors may from time to time alter, add to, limit, transfer to another officer or agent, or abolish any or all of the duties and powers of any officer or agent of the Corporation (including, with-out limiting the generality of the foregoing, the duties and powers set forth in the following Sections and in other provisions of these By-laws). Any person who holds two or more offices at the same time may perform or exer-cise any or all of the duties and powers of either or both of such offices in either or both of such capacities.

     Section 4.07.  Chairman of the Board of Directors;      4.06
Vice-Chairman; President.

          (a) The Chairman of the Board of Directors shall preside at all meetings of shareholders and of the Board of Directors. He shall be responsible for making recommenda-tions concerning Board policies and committees, shall main-tain Board liaison with the President, and, when required, because of the inability of the President to act or other-wise, shall have the same powers as the President on behalf

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 HON INDUSTRIES Inc.                                        BY-LAWS 4.01


of the Corporation. He may from time to time, unless other-wise ordered by the Board, authorize or direct the Vice-
Chairman or President to perform any of the duties or exercise any of the powers of the Chairman. (As amended
10/27/77, 10/30/84, 2/15/88, and 7/29/91.)

          (b) The Vice-Chairman shall preside at meetings of the shareholders or of the Board in the absence of the Chairman. He shall also perform such other duties as the Chairman may authorize or direct. (As amended 7/29/91.)

          (c) The President shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall supervise, control, and manage all of the business affairs of the Corporation. He shall report to the Chairman when the Board is not in session. In the absence of the Chairman and Vice-Chairman, the President shall preside at meetings of shareholders and of the Board. Unless otherwise ordered by the Board, the President (1) may employ, appoint and discharge such employees, agents, attorneys and accountants (except the certified public accountants appointed by the Board pursuant to Section 4.02) for the Corporation as he deems necessary or advisable, and shall prescribe their authority, duties, powers, and compen-sation, including, if appropriate, the authority to perform some or all of the duties or exercise some or all of the powers of the President; (2) may make and enter into on behalf of the Corporation all deeds, conveyances, mortgages, leases, contracts, agreements, bonds, reports, releases, and other documents or instruments which may in his judgment be necessary or advisable in the ordinary course of the Corpo-ration's business or which shall be authorized by the Board;
(3) shall see that all Corporation policies and all orders and resolutions of the Board are carried into effect; and
(4) shall have all the usual duties and powers of the President of a corporation and such other duties and powers as may be prescribed from time to time by the Board. (As amended 7/29/91.)

     Section 4.08.  Vice-Presidents.  Each Vice-President    4.06, 4.07
shall have such duties and powers as may be prescribed from time to time by the President or the Board of Directors. (As amended 4/23/64 and 10/27/77.)

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 HON INDUSTRIES Inc.                                        BY-LAWS 4.01


      Section 4.09.  Secretary.  The Secretary:              4.06

          (a)  shall, when present, act as Secretary of
each meeting of the shareholders and of the Board of         2.13, 3.13
Directors;

          (b)  shall keep the minutes of the meetings of     IBCA Sec.
the shareholders and the Board of Directors in one or more   840(3)
books provided for that purpose;

          (c)  shall see that all notices are duly given     2.04, 2.06,
and that lists of shareholders are made and filed as         3.05, 3.08,
required by law or the Articles of Incorporation or          6.04
these By-laws;

          (d)  shall be custodian of the corporate records   6.01, 6.04
and the seal of the Corporation and shall, when duly         IBCA Sec.
authorized, see that the seal is affixed to any instrument   840(3)
requiring it;

          (e)  shall keep a record of the Directors,
giving the names and addresses of all Directors; and         5.06
(As amended 4/23/64 and 2/19/79.)

          (f) shall have all the usual duties and powers of the Secretary of a corporation and such duties and powers as may be prescribed from time to time by the President or the Board of Directors. (As amended
2/19/79.)

     Section 4.10.  Treasurer.  The Treasurer:               4.06

          (a)  shall have charge and custody of and be
responsible for all funds, securities, and evidences of indebtedness belonging to the Corporation;

          (b) shall receive and give receipts for moneys due and payable to the Corporation from any source whatever;

          (c) shall see that all such moneys are depos-ited in the name of and to the credit of the Corporation in such depositories as shall be designated by or pursuant

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to authority granted by the Board of Directors;

          (d)  shall cause the funds of the Corporation      6.06
to be disbursed when and as duly authorized to do so;

          (e)  shall see that correct and complete books
of account and financial statements are kept and prepared
in accordance with generally accepted accounting prin-       6.11
ciples except to the extent such duties are assigned by the President to other officers or employees of the Corporation; (As amended 2/13/77.)

          (f)  shall have all the usual duties and
powers of the Treasurer of a corporation and such duties and powers as may be prescribed from time to time by the President or the Board of Directors; (As amended
2/13/77.)

          (g)  shall keep at the registered office or
principal place of business of the Corporation a record of
its shareholders (which shall be part of the stock trans-
fer books of the Corporation), giving the names and          1.01., 1.02
addresses of all shareholders and the number and class of the shares held by each; and (As amended 2/19/79.)

          (h)  shall have charge of the stock transfer       Art. 5
books of the Corporation, and shall record the issuance and transfer of shares, except to the extent that such duties shall be delegated by the Board of Directors to a transfer agent or registrar. (As amended 2/19/79.)

     Section 4.11.  Assistant Secretaries.  In the absence   4.01, 4.06
of the Secretary or in the event of his death or inability
or refusal to act, the Assistant Secretary (or, if there
shall be more than one, the Assistant Secretaries in the
order designated by the Board of Directors from time to
time, or, in the absence of any such designation, in the
order in which their names shall appear in the minutes
showing their election) shall perform the duties and ex-
ercise the powers of the Secretary.  Each Assistant Secre-   4.09
tary shall also have such duties and powers as may be pre-scribed from time to time by the Secretary or the Presi-dent or the Board of Directors. (As amended 4/23/64.)

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 HON INDUSTRIES Inc.                                        BY-LAWS 4.01


      Section 4.12.  Assistant Treasurers.  In the absence   4.01, 4.06
of the Treasurer or in the event of his death or inability
or refusal to act, the Assistant Treasurer (or, if there
shall be more than one, the Assistant Treasurers in the
order designated by the Board of Directors from time to
time, or, in the absence of any such designation, in the
order in which their names shall appear in the minutes
showing their election) shall perform the duties and
exercise the powers of the Treasurer.  Each Assistant        4.10
Treasurer shall also have such duties and powers as may be prescribed from time to time by the Treasurer or the President or the Board of Directors. (As amended
4/23/64.)

     Section 4.13.  Compensation.  The Board of Directors
may fix or provide for, or may authorize any officer to
fix or provide for, reasonable compensation of any or all
of the officers and agents of the Corporation, including,    3.19, 6.08
without limiting the generality of the foregoing, sala-ries, bonuses, payment of expenses, pensions, pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law), and other incentive, insurance, and welfare plans, whether or not on account of prior services rendered to the Corporation. (As amended
4/23/64.)

     Section 4.14.  Bond.  The Board of Directors may
require an officer or agent to give a bond for the faith-ful performance of his duties, in such amount and with such surety or sureties as the Board of Directors deems advisable.

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 HON INDUSTRIES Inc.                                        BY-LAWS 5.01


                  ARTICLE 5.  SHARES AND CERTIFICATES
                  -----------------------------------

     Section 5.01.  Issuance of and Consideration for        IBCA Sec. 621
Shares.  Shares and securities convertible into shares
of the Corporation may be issued for such consideration
expressed in dollars (not less than the par value thereof
in the case of shares having a par value) as shall be
fixed from time to time by the Board of Directors, and       Articles of
may be issued to such persons as may be designated from      Incorporation
time to time by or pursuant to authority granted by the      Art. 4
Board of Directors, except as otherwise required by law
or the Articles of Incorporation or these By-laws.           5.02

     Section 5.02.  Restrictions on Issuance of Shares       IBCA Sec. 621
and Certificates. No share of the Corporation shall be issued until such share is fully paid as provided by law.
Neither promissory notes of the subscriber nor future services shall constitute payment or part payment for shares of the Corporation.

No fractional share or certificate representing any frac-    IBCA Sec. 604
tional share shall be issued unless expressly authorized by the Board of Directors.

No new certificate shall be issued in place of any certi-    5.05
ficate until the old certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in Section 5.04.

     Section 5.03.  Certificates Representing Shares.        IBCA Sec. 625
Each shareholder shall be entitled to a certificate or
certificates representing the shares of the Corporation
owned by him.  Certificates representing shares of the
Corporation shall be in such form as shall be determined
by or pursuant to authority granted by the Board of
Directors.  Each certificate shall be signed by the
President or a Vice-President and by the Secretary or an
Assistant Secretary, and the corporate seal may be affixed   6.01
thereto. All certificates shall be consecutively numbered or otherwise identified. The name and address of the per-son to whom the shares represented thereby are issued, and the number and class of shares and date of issuance, shall

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 HON INDUSTRIES Inc.                                        BY-LAWS 5.01


be entered on the stock transfer books of the Corporation.   5.05, 5.06

     Section 5.04.  Lost, Destroyed, Stolen, or Mutilated
Certificates. The Board of Directors may authorize a new certificate to be issued in place of any certificate alleged to have been lost, destroyed, or stolen, or which shall have been mutilated, upon production of such evidence and upon compliance with such conditions as the Board of Directors may prescribe.

     Section 5.05.  Transfer of Shares.  Shares of the       2.05
Corporation shall be transferable only on the stock trans-
fer books of the Corporation, by the holder of record
thereof or by his duly authorized attorney or legal repre-
sentative (who shall furnish such evidence of authority to
transfer as the Corporation or its agent may reasonably
require), upon surrender to the Corporation for cancel-
lation of the certificate representing such shares, duly
endorsed or with a proper written assignment or power of
attorney duly executed and attached thereto, and with such
proof of the authenticity of signatures as the Corporation
or its agent may reasonably require.  The Corporation
shall cancel the old certificate, issue a new certificate
to the person entitled thereto, and record the transaction
on its stock transfer books.  However, if the applicable
law permits shares to be transferred in a different
manner, then to the extent required to comply with such
law all references in this Section to "shares" shall mean
the rights against the Corporation inherent in or arising
out of such shares.                                          5.06

     Section 5.06.  Shareholders of Record; Change of Name
or Address.  The Corporation shall be entitled to recog-
nize the exclusive right of a person shown on its stock
transfer books as the holder of shares to receive notices
and dividends, to vote as such holder, and to have and       2.04, 2.06
exercise all other rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or constructive notice thereof. Unless the context or another provision of these By-laws clearly indicates otherwise, all references in these By-laws to "share-

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 HON INDUSTRIES Inc.                                        BY-LAWS 6.01


holders" and "holders" shall mean the shareholders
of record as shown on the stock transfer books of the        5.03, 5.05
Corporation.

Each shareholder and each Director shall promptly notify the Secretary in writing of his correct address and any change in his name or address from time to time. If any shareholder or Director fails to give such notice, neither the Corporation nor any of its Directors, officers, agents, or employees shall be liable or responsible to such shareholder or Director for any error or loss which might have been prevented if such notice had been given.
(As amended 4/23/64.)

     Section 5.07.  Regulations.  The Board of Directors
may adopt such rules and regulations, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, as it deems advisable concerning the issuance, transfer, conversion, and registration of certificates representing shares of the Corporation.

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                     ARTICLE 6.  GENERAL PROVISIONS
                     ------------------------------

     Section 6.01.  Seal.  The corporate seal shall be       IBCA
circular in form and shall have inscribed thereon the        Sec. 302(2)
name of the Corporation and the words "Corporate Seal" and "Iowa". The seal may be affixed by causing it or a fac-simile thereof to be impressed or reproduced or otherwise.

     Section 6.02.  Fiscal Year.  The fiscal year of the
Corporation shall be fixed by the Board of Directors from time to time.

     Section 6.03.  Dividends.  The Board of Directors       IBCA Sec. 623
may from time to time declare, and the Corporation may
pay, dividends on the outstanding shares in the manner
and upon the terms and conditions provided by law and        Articles of
the Articles of Incorporation.                               Incorporation
                                                             Art. 4
     Section 6.04.  Execution of Documents and Instru-
ments.  All deeds and conveyances of real estate, mort-
gages of real estate, and leases of real estate (for an
initial term of five years or more) to be executed by the
Corporation shall be signed in the name of the Corporation
by the Chairman of the Board of Directors or the Vice-
Chairman or the President or a Vice-President and signed
or attested by the Secretary or an Assistant Secretary,
and the corporate seal shall be affixed thereto.             6.01
All other documents or instruments to be executed by the
Corporation (including, without limiting the generality of
the foregoing, contracts, agreements, bonds, reports,
notices, releases, promissory notes, and evidences of
indebtedness; and deeds, conveyances, mortgages, and
leases other than those referred to in the preceding
sentence) shall be signed in the name of the Corporation
by any one or more of the officers of the Corporation,
with or without the corporate seal.                          5.03

However, from time to time the Board of Directors or         4.06, 4.07,
the Chairman of the Board of Directors or the Vice-          4.08
Chairman or the President may alter, add to, limit, transfer to another officer or agent, or abolish the authority of any officer or officers to sign any or all

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documents or instruments, or may authorize the execution
of any document or instrument by any person or persons, with or without the corporate seal, and such action may be either general or confined to specific instances. (As amended 4/23/64 and 8/1/79.)

     Section 6.05.  Loans.  No loans shall be contracted
on behalf of the Corporation and no evidences of indebt-
edness shall be issued in its name unless authorized by or
pursuant to authority granted by the Board of Directors.
Such authorization may be either general or confined to      6.04
specific instances.

     Section 6.06.  Checks and Drafts.  All checks and       4.10
drafts issued in the name of the Corporation shall be signed by such person or persons and in such manner as shall be authorized by or pursuant to authority granted by the Board of Directors.

     Section 6.07.  Voting of Shares Owned by Corpora-
tion.  Any shares or securities of any other corporation
or company owned by this Corporation may be voted at any
meeting of shareholders or security holders of such other
corporation or company by the Chairman of the Board of
Directors of this Corporation.  Whenever in the judgment
of the Chairman of the Board of Directors it shall be ad-
visable for the Corporation to execute a proxy or waiver
of notice or to give a consent with respect to any shares
or securities of any other corporation or company owned by
this Corporation, such proxy, waiver, or consent shall be
executed in the name of this Corporation, as directed by
the Chairman of the Board of Directors, without necessity    6.04
of any authorization by the Board of Directors.  Any per-
son or persons so designated as the proxy or proxies of
this Corporation shall have full right, power, and
authority to vote such shares or securities on behalf of
this Corporation.  In the absence of the Chairman of the
Board of Directors or in the event of his death or inabil-   4.07
ity to act, the Vice-Chairman may perform the duties and
exercise the powers of the Chairman of the Board of
Directors under this Section.  The provisions of this
Section shall be subject to any specific directions by
the Board of Directors.  (As amended 4/23/64 and 8/1/79.)    4.06

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      Section 6.08.  Interest of Directors in Transactions.  3.12
In the absence of fraud, any contract or other transaction   IBCA Sec.
between the Corporation and any or all of its Directors      831
(including, without limiting the generality of the fore-
going, any authorization of or payment of compensation to    3.19, 4.13
any Director or officer of the Corporation), or between the Corporation and any person or party in which any or all of the Directors of the Corporation are interested or with which they are connected (whether as shareholders, direct-ors, officers, owners, partners, members, employees, or otherwise) shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which shall act upon or with respect to such contract or transaction, and notwith-standing his or their participation in and vote upon such action, if the fact of such interest shall be disclosed or otherwise known to the Board of Directors prior to or at the time of the taking of such action. Such interested
Director or Directors are hereby expressly authorized to vote upon any action of the Board of Directors upon or with respect to such contract or transaction; may be counted in determining whether a quorum is present; and may be in-cluded in the majority necessary to take such action. Each
Director of the Corporation is hereby expressly relieved, in the absence of fraud, from any liability which might otherwise exist or arise from contracting with the Corpo-ration for the benefit of himself or any person or party in which he may be in any way interested or with which he may be in any way connected.

Any contract, transaction, or action of the Corporation or of the Board of Directors which shall be ratified at any meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding common shares entitled to vote, shall be as valid and as binding as though expressly authorized in writing by every shareholder of the Corporation. However, any failure of the share-holders to approve or ratify such contract, transaction, or action, when and if submitted, shall not be deemed in any way to render the same invalid or to deprive the Directors or officers of authority to proceed with such contract, transaction, or action.

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 HON INDUSTRIES Inc.                                        BY-LAWS 6.01


This Section shall not be construed to invalidate any con-tract or transaction which would otherwise be valid, nor as a limitation upon the powers of the Directors or officers, nor as a requirement that any contract or transaction of the Corporation be approved or ratified by the share-holders.

     Section 6.09.  Indemnification.  The Corporation may    IBCA Sec.
indemnify any Qualified Person.  For purposes of this        856
Section, "Qualified Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative including, without limitation, an action or suit by or in the right of the Corporation) (collectively, "Action") by reason of the fact that he or she is or was a Director, officer, employee, member, if any, volunteer, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, member, if any, volunteer, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.
The indemnification may be against expenses (including attorneys' fees), judgments, fines, and amounts paid or incurred in settlement which the Qualified Person actually and reasonably incurred in connection with the Action, in the manner and to the extent provided in this Section.

          (a) Indemnification may be made in the following independent and alternative methods:

               (1) In the manner and to the extent provided by Iowa law;

               (2)  If and to the extent that the Board of     IBCA Sec.
     Directors determines that the person acted in good faith 855(b) and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
     This determination may be made (notwithstanding Sections
     3.09 and 3.11) either by:  (i) a majority vote of a
     quorum consisting of Directors who were not parties to
     the Action; or (ii) a unanimous vote of all Directors
     who were not parties to the Action (whether or not

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 HON INDUSTRIES Inc.                                        BY-LAWS 6.01


     constituting a quorum), if there are at least two such Directors;

               (3)  In accordance with any agreement
     authorized by the Board of Directors before the commencement of the Action;

               (4) If and to the extent authorized by action of the shareholders; or

               (5)  In any other manner not prohibited by
     Iowa law.

          (b) Restrictions and presumptions required by law with regard to indemnification referred to in Sub-section (a)(1) shall not apply to indemnification under Subsections (a)(2), (3), or (4); provided, however, indemnification shall not be provided in any case for:

               (1) A breach of a person's duty of loyalty to the Corporation;

               (2)  Acts or omissions not in good faith or
     which involve intentional misconduct or knowing viola-tion of the law;

               (3)  A transaction from which the person
     derives an improper personal benefit; or

               (4)  Proceedings by or in the right of the    IBCA Sec.
     Corporation unless permitted in Iowa Code Section       858
     496A.4A(2) as amended from time to time.

               (5)  Proceedings by or in the right of the
     Corporation unless permitted in Iowa Code Section
     496A.4A(2), as amended from time to time.

          (c) To the extent that a Qualified Person has been successful on the merits or otherwise in defense of any Action or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such Action.

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 HON INDUSTRIES Inc.                                        BY-LAWS 6.01


          (d) Any indemnification of a Qualified Person may be both as to action in his or her official capacity and as to action in another capacity while holding such official capacity; shall continue as to a Qualified Person who has ceased to be a Director, officer, employee, member, if any, volunteer, or agent; and shall inure to the benefit of the heirs, beneficiaries, and personal representatives of the Qualified Person.

          (e) Indemnification may be made either by direct payment by the Corporation or by reimbursement to the Qualified Person. (As amended 2/15/88.)

     Section 6.10.  Duty of Care.  Directors and officers
of the Corporation shall not be liable for losses of the Corporation incurred under their management which are not the result of misconduct in the performance of duty or negligence in failing to exercise that diligence, care, and skill which an ordinarily prudent man would exercise under similar circumstances.

     Section 6.11.  Reliance on Documents.  Each Director
and officer shall, in the performance of his duties, be
fully protected in relying and acting in good faith upon
the books of account or other records of the Corporation,    4.10
or reports made or financial statements presented by any officer of the Corporation or by an independent public or certified public accountant or firm of such accountants or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof; and each Director and officer is hereby expressly relieved from any liability which might otherwise exist or arise from or in connection with any such action.

     Section 6.12.  Effect of Partial Invalidity.  If a
court of competent jurisdiction shall adjudge to be invalid any clause, sentence, paragraph, section, or part of the Articles of Incorporation or these By-laws, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of the Articles of Incorporation or these By-laws, but the effect thereof shall be confined to the clause, sentence, paragraph, section, or part so adjudged to be invalid.

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 HON INDUSTRIES Inc.                                        BY-LAWS 6.01


      Section 6.13.  Definitions.  Any word or term which    IBCA Sec.
is defined in the Iowa Business Corporation Act shall have   140
the same meaning wherever used in the Articles of Incorpo-ration or in these By-laws, unless the context or another provision of the Articles of Incorporation or these By-laws clearly indicates otherwise. Wherever used in the Articles of Incorporation or in these By-laws, unless the context or another provision of the Articles of Incorpo-ration or these By-laws clearly indicates otherwise, the use of the singular shall include the plural, and vice versa; and the use of any gender shall be applicable to any other gender. Wherever used in the Articles of Incor-poration or in these By-laws, the word "written" shall mean written, typed, printed, duplicated, or reproduced by any process. (As amended 4/23/64.)

     Section 6.14.  Authority to Carry Out Resolutions and
Motions. Each resolution or motion adopted by the share-holders or by the Board of Directors shall be deemed to include the following provision, unless the resolution or motion expressly negates this provision: The officers of the Corporation are severally authorized on behalf of the Corporation to do all acts and things which may be neces-sary or convenient to carry out this resolution (motion), including, without limitation, the authority to make, execute, seal, deliver, file, and perform all appropriate contracts, agreements, certificates, documents, and instruments.

The foregoing provision shall automatically be a part of the resolution or motion even though not stated in the minutes; and any officer may state or certify that the foregoing provision is included in the resolution or motion. (Added entire section 8/3/82.)

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 HON INDUSTRIES Inc.                                        BY-LAWS 7.01


                         ARTICLE 7.  AMENDMENTS
                         ----------------------

     Section 7.01.  Reservation of Right to Amend.  The      Articles of
Corporation expressly reserves the right from time to        Incorporation,
time to amend these By-laws, in the manner now or here-      Art. 4,
after permitted by the provisions of the Articles of         Art. 8
Incorporation and these By-laws, whether or not such
amendment shall constitute or result in a fundamental
change in the purposes or structures of the Corporation      7.02
or in the rights or privileges of shareholders or others or in any or all of the foregoing. All rights and privileges of shareholders or others shall be subject to this reservation. Wherever used in these By-laws with respect to the By-laws, the word "amend," "amended," or "amendment" includes and applies to the amendment, altera-tion, or repeal of any or all provisions of the By-laws or the adoption of new By-laws. (As amended 4/28/66.)

     Section 7.02.  Procedure to Amend.  Any amendment       IBCA Sec. 206,
to these By-laws may be adopted at any meeting of the        1020, 1022
Board of Directors by the affirmative vote of a              Articles of
majority of the number of Directors fixed by Section         Incorporation,
3.03.  No notice of any proposed amendment to the            Art. 8
By-laws shall be required.  (As amended 4/28/66.)            3.08, 3.17

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